Worksport ($WKSP) to Drive Growth with New Live Sales Platform

First Live Session Set for August 6th at 12PM ET, Enhancing Customer Engagement

West Seneca, New York, July 30th, 2024 - Worksport Ltd. (NASDAQ: WKSP) ("Worksport" or the "Company"), a U.S. based manufacturer and innovator of hybrid and clean energy solutions for the light truck, overlanding, and global consumer goods sectors, is thrilled to announce the launch of a new live sales feature in partnership with Firework, a platform trusted by over 1000 global brands. Worksport will use Firework's innovative web technology to launch its first live sales session on August 6th at 12 PM ET, accessible via: Worksport Live.

Worksport strongly encourages customers, stakeholders, and their colleagues to sign up and join the inaugural live sales event. Technology benefits and CEO Statement are provided below.

Enhancing Customer Experience with Firework Technology

This new live sales platform is cutting-edge and integrates seamlessly into Worksport's website, offering a dynamic and interactive shopping experience. Worksport anticipates a significant impact from these Live Sales events, with Firework averaging an astonishing 15% rise in average order value (AOV) and 54% in sales conversions with other customer brands This new live sales platform enables Worksport to utilize a robust video hosting and streaming infrastructure, which is expected to boost engagement, increase AOV, and drive conversions. The Firework platform is known for enhancing customer interactions, providing features like shoppable videos, live demonstrations, and personalized shopping assistance.

Features of Worksport Live Sales

Worksport Live Sales will bring an exciting and engaging experience to its growing audience of over 15,000 weekly website visitors. The live sessions are an engaging way for new customers to learn about the Worksport brand, answer commonly asked questions, and be directly connected with live Worksport sales representatives.  Worksport anticipates hosting these live events regularly, with shoppable recordings available on the website for continuous engagement.

Highlights of the first event are:

• Product Showcase by CEO Steven Rossi: Worksport's CEO will personally introduce the brand and its three main tonneau cover models, setting the stage for an engaging experience. Initial demonstrations will take place on tabletop, moving to in-depth reviews of specific features and benefits of the tonneau covers installed on full-sized pickup trucks including a Ford F-150, GMC Sierra, and RAM 1500.

• Extreme Demonstrations: Highlighting the durability and quality of Worksport's Made-in-America products, the live demo will also maximize consumer engagement and feature exciting extreme live durability testing of the Worksport® AL3 aluminum hard folding tonneau cover, showcasing the cover's robust design. What will the cover be subjected too? Join the live event to find out.

• Exclusive Offers: Viewers will enjoy special incentives available only to shoppers during the live sales event.

• Special Requests? Want to see something specific? A certain cover installed on a certain truck? A particular durability test? Requests are encouraged! Please email live@worksport.com with any special requests for upcoming live events.

Looking Forward

As Worksport gears up for this innovative launch, it remains committed to delivering high-quality products and exceptional customer experiences. The live sales feature is a strategic addition to Worksport's ecosystem, aligning with the Worksport's goal to increase sales, improve margins, and achieve cash flow positivity. Earlier this year, Worksport forecasted an end of the year revenue range of $6-8 million, significantly up from $1.5 million in 2023.

CEO's Statement

"This launch marks an exciting milestone for Worksport as we expand our brand's reach and deepen our connection with customers," said Steven Rossi, CEO of Worksport. "The live sales feature is set to not only enhance customer engagement but also strategically increase customer conversations at a time when Worksport is rapidly developing our brand image. With the upcoming launch of three new products, including the clean-tech products, COR battery system & SOLIS solar cover, we're excited about the future and are continuously integrating new technologies to tap into our wide market potential. Worksport's path to cash flow positivity is strengthened with these technologies, and the Company is making great headway."

Rossi added, "Worksport endeavors to build direct one-on-one relationships with each of its customers. This live sales platform is a great way for customers to engage in real life, live, with Worksport."

Join Us for the Live Session

Don't miss the first live sales session on August 6th at 12PM ET. Visit Worksport Live to join and experience the excitement firsthand.

Investors and tech enthusiasts can also look forward to more updates in the coming weeks as Worksport gears up for the Alpha release of SOLIS and COR duo. The Company will also host its first live earnings call in August to discuss 2024 Q2 results and discuss future direction.

Q2 2024 Earnings Call: Sign Up Here [August 13th]

Stay Connected

• Worksport press releases: [Link to All Press Releases].

  Investor Newsletter: Investors and customers are invited to follow Worksport's progress as it builds on this momentum and strives to redefine industry standards with each new corporate development.  Link to Newsletter
  Contact Information

Investor Relations, Worksport Ltd. T: 1 (888) 554-8789 -128
W: investors.worksport.com  E: investors@worksport.com  W: worksport.com

About Worksport

Worksport Ltd. (NASDAQ: WKSP), through its subsidiaries, designs, develops, manufactures, and owns the intellectual property on a variety of tonneau covers, solar integrations, and NP (Non-Parasitic), hydrogen-based true green energy solutions for the sustainable, clean energy, and automotive industries. Worksport has an active partnership with Hyundai for the SOLIS Solar cover. Additionally, Worksport's hard-folding cover, designed and manufactured in-house, is compatible with RAM, Chevrolet, and GMC models from General Motors, as well as Ford, Jeep, Nissan, and Toyota pickup trucks. Worksport seeks to capitalize on the growing shift of consumer mindsets towards clean energy integrations with its proprietary solar solutions, mobile energy storage systems (ESS), and NP (Non-Parasitic), Hydrogen-based technology. Terravis Energy's website is terravisenergy.com. For more information, please visit investors.worksport.com.

Connect with Worksport

Please follow the Company's social media accounts on X (previously Twitter), Facebook, LinkedIn, YouTube, and Instagram (collectively, the "Accounts"), the links of which are links to external third party websites, as well as sign up for the Company's newsletters at investors.worksport.com. The Company does not endorse, ensure the accuracy of, or accept any responsibility for any content on these third-party websites other than content published by the Company.

Product social media	Investor social media
Instagram	X (formerly Twitter)
Facebook	LinkedIn
YouTube	Link to Newsletter

Investors and others should note that the Company announces material financial information to our investors using our investor relations website, press releases, Securities and Exchange Commission ("SEC") filings, and public conference calls and webcasts. The Company also uses social media to announce Company news and other information. The Company encourages investors, the media, and others to review the information the Company publishes on social media. The Company does not selectively disclose material non-public information on social media. If there is any significant financial information, the Company will release it broadly to the public through a press release or SEC filing prior to publishing it on social media.

For additional information, please contact:

Steven Obadiah, Investor Relations, Worksport Ltd.  T: 1 (888) 554-8789 -128
W: investors.worksport.com    W: www.worksport.com    E: investors@worksport.com

Forward-Looking Statements

The information contained herein may contain "forward‐looking statements." Forward‐Looking statements reflect the current view about future events. When used in this press release, the words "anticipate," "believe," "estimate," "expect," "future," "intend," "plan," "project," "should," or the negative of these terms and similar expressions, as they relate to us or our management, identify forward‐looking statements. These statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (i) supply chain delays; (ii) acceptance of our products by consumers; (iii) delays in or nonacceptance by third parties to sell our products; and (iv) competition from other producers of similar products. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company's filings with the SEC, including, without limitation, our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC's web site at www.sec.gov. As a result of these matters, changes in facts, assumptions not being realized or other circumstances, the Company's actual results may differ materially from the expected results discussed in the forward-looking statements contained in this press release. The forward-looking statements made in this press release are made only as of the date of this press release, and the Company undertakes no obligation to update them to reflect subsequent events or circumstances.